UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2701 San Tomas Expressway, Santa Clara, CA	95050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2008, a wholly-owned subsidiary of NVIDIA Corporation entered into a land purchase and sale agreement, or the Agreement, with Harvest-Granite San Tomas LLC, or the Seller. Pursuant to the Agreement, NVIDIA agreed to purchase property that includes approximately 25 acres of land and ten commercial buildings owned by the Seller in Santa Clara, California, or the Property, for $149.4 million. The purchase and sale is expected to occur on or before February 15, 2008, subject to customary closing conditions, including but not limited to the delivery of a grant deed, issuance of title insurance and approval of title documents relating to the Property by NVIDIA.

The Agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended April 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation

Date: February 6, 2008	By:	/s/ Marvin D. Burkett
Marvin D. Burkett
Chief Financial Officer